Exhibit (j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg. SK

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of CASH TRUST SERIES, INC.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement (No. 33-29838) of Cash Trust Series, Inc. of our reports dated July 12, 1999, appearing in the Annual Reports of Prime Cash Series, Treasury Cash Series, Government Cash Series, and Municipal Cash Series for the year ended May 31, 1999, and to the reference to us under the headings "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

By:  /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 23, 1999